UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549




FORM 8-K



CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report: October 30, 2001



INTEGRATED SURGICAL SYSTEMS, INC.




Delaware
(State of Incorporation)

1-12471
(Commission File Number)

68-0232575
(IRS Employer Identification No.)


1850 Research Park Drive
Davis, CA 95616-4884
(Address of principal executive offices)

(530) 792-2600
(Registrant's telephone number)



Item 5. Other Events

On October 25, 2001 the board of directors of Integrated Surgical Systems, Inc. voted to extend for twelve months the expiration date of all of the company's currently outstanding warrants to purchase common stock. The various warrant issues, the number of warrants outstanding, the number of shares of common stock which the warrants may purchase, the exercise price and the extended expiration date are listed below:



Warrant	             Number of  Number of   Exercise   Extended
                     Warrants	 Shares	     Price  Expiration Date

IBM	             2,206,479	2,206,479   $0.0100	December 31, 2006
IPO public offering  1,567,000	6,112,552    1.5400	November 19, 2002
IPO underwriters (1)   339,250	1,323,344    1.5400	November 19, 2002
IPO underwriters (2)   152,500	  663,384    1.9000	November 19, 2002
Rickel &
Associates, Inc.        25,000	  105,510    1.7800	September 4, 2003
EASDAQ underwriters    150,000	  654,680    1.9100	November 21, 2003
Series B Preferred	12,500	   12,500    2.7500	March 25, 2003
Series C Preferred	 9,375	    9,375    2.1531	June 9, 2003
Series D Preferred	25,000	   25,000    3.4125	June 29, 2003
Series E Preferred	37,500	   37,500    4.3880	July 29, 2003
Series F Preferred     125,000	  125,000    2.3750	February 7, 2004
Series G Preferred	63,000	   63,000    1.8750	May 29, 2004
Series H Preferred (1) 300,000	  300,000    0.9344	August 16, 2004
Series H Preferred (2) 250,000	  250,000    1.0156	August 16, 2004
Series H Preferred (3) 100,000	  100,000    0.5000	August 16, 2004
Equity Line	        35,000	   35,000    0.8590	September 14, 2004
ILTAG International
Licensing Holding
S.A.L.               4,000,000	4,000,000    1.0270	December 13, 2003
                                __________
                               16,023,324






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Integrated Surgical Systems, Inc.


Dated: 30th October 2001
By:  /s/ PATRICIA PILZ

Patricia Pilz

Chief Financial Officer